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                                                                    Exhibit 99.2

       TERAYON AND JUNIPER NETWORKS ANNOUNCE ALLIANCE TO ENABLE A "BEST OF BREED" ARCHITECTURE FOR DELIVERY OF ADVANCED CABLE BROADBAND SERVICES

                 JOINT SOLUTION PROVIDES GREATER FLEXIBILITY IN
                      ARCHITECTING NETWORKS FOR BROADBAND

Santa Clara, California - May 5, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management solutions and Juniper Networks, Inc. (Nasdaq: JNPR) today announced an alliance that will enable customers to create new, more flexible network architectures for delivering broadband services over cable networks.

     The architecture embraces a `best-of-breed' solution by teaming the Terayon BW 3500 CMTS (Cable Modem Termination System), qualified to meet DOCSIS(R) 2.0, with Juniper Networks' high-performance IP edge routing platforms. This solution is designed to provide cable operators with greater flexibility in building and managing their broadband networks for maximum efficiency, scalability and performance compared to other solutions that are based on proprietary protocols.

     "Juniper Networks is the ideal partner for us as the exceptional performance and reliability of their edge routers complement the existing routing features and capabilities of the Terayon BW 3500 CMTS, resulting in a flexible network architecture to more easily meet operators' unique requirements," said Kishore Manghnani, vice president and general manager of Terayon's CMTS Products Group. "Furthermore, the best-of-breed capabilities of Terayon and Juniper Networks keep operators from being locked into solutions with proprietary protocol, which can make them more limiting and complex to manage."

     "Terayon's CMTS complements our IP routing platforms, and together we represent an opportunity for broadband providers to increase per-subscriber revenues through expanded offerings of multi-media services over IP," said Tony Scarfo, vice president of partner management, Juniper Networks.

     The companies are continuing to develop and certify the joint architecture to ensure seamless interoperability between the edge routing platforms and the CMTS, as well as validate new VPN (Virtual Private Network) services and application-based routing and tunneling capabilities. The architecture is currently in trials with several international cable operators. Operators who have already deployed both Terayon DOCSIS 2.0 CMTSs and Juniper Networks edge routing platforms will be able to easily upgrade these systems into this new, more flexible architecture to protect the customer's investment.
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     "We're pleased to have Terayon as the newest member of the Juniper Networks
Infrastructure Alliance," Scarfo continued.

A GROWING RELATIONSHIP
     Further strengthening their relationship, Terayon has joined the Juniper Infrastructure Alliance Program, which is comprised of companies who provide hardware products that complement Juniper Networks in delivering value-added services. Infrastructure Alliance partners deliver focused solutions that accelerate time to market with revenue-generating IP services. Delivering highly interoperable solutions ensures streamlined operational efficiency for rapid deployment of new services, thus allowing service providers and enterprises to more optimally use their critical resources and existing operational skill sets.

ABOUT TERAYON'S DOCSIS 2.0 CMTS LINE
     Terayon currently offers two CMTSs to meet the diverse needs of cable operators worldwide. Designed for operators' most demanding applications, the Terayon BW 3500 is a carrier class, chassis-based model that supports up to 11 CMTS line cards and is qualified to meet the DOCSIS 2.0 and PacketCable(TM) specifications. The Terayon BW 3200 is a compact CMTS ideal for smaller cable systems or large segmented systems. Deployed in an operator's headend - the central point of a cable network - either CMTS manages the DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering broadband services.

ABOUT JUNIPER NETWORKS, INC.
     Juniper Networks transforms the business of networking by creating competitive advantage for our customers with superior networking and security solutions. Juniper Networks is dedicated to customers who derive strategic value from their networks, including global network operators, enterprises, government agencies and research and educational institutions. Juniper Networks' portfolio of networking and security solutions support the complex scale, security and performance requirements of the world's most demanding mission critical networks. Additional information can be found at www.juniper.net.

ABOUT TERAYON
     Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.
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                                      # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.